As filed with the Securities and Exchange Commission on October 16, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ALEXCO RESOURCE CORP.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	91-0742812
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

Suite 1225, Two Bentall Centre, 555 Burrard Street, Box 216

Vancouver, British Columbia, V7X 1M9 Canada

(604) 633-4888

(Address and telephone number of Registrant’s principal executive offices)

DL Services Inc.

Columbia Center, 701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

(206) 903-8800

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street, Suite 400 Denver, CO 80202-5549 (303) 629-3400	Lucy Schilling Miller Thomson LLP 400 – 725 Granville Street Vancouver, British Columbia Canada V7Y 1G5 (604) 643-1220

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒ at some future date (check appropriate box below)

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1) (2)		Amount of Registration Fee
Common Shares, Warrants, Subscription Receipts and Units (3)	US$	37,795,000	$4,123.43
Total	US$	37,795,000	$4,123.43

(1)	The Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed U.S.$37,795,000.

(2)	Determined based on the proposed maximum aggregate offering price in Canadian dollars of Cdn$50,000,000 converted into U.S. dollars based on the average rate of exchange on October 15, 2020, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of Cdn$1.00 equals U.S.$0.7559.

(3)	Subject to footnote (1), there are being registered hereunder an indeterminate number of Common Shares, Warrants to Purchase Common Shares or Subscription Receipts, Subscription Receipts which entitle the holder to receive upon satisfaction of certain release conditions, for no additional consideration, Common Shares, Warrants or any combination thereof, or Units consisting of two or more of the foregoing or any combination thereof, as may be sold from time to time by the Registrant. There are also being registered hereunder an indeterminate number of Common Shares as may be issuable upon exercise of Warrants to Purchase Common Shares or as part of Subscription Receipts or Units and such indeterminate number of Common Shares as may be issuable pursuant to anti-dilution or other similar adjustment provisions in the Warrants or Subscription Receipts.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

The information contained herein is subject to completion and amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.

SUBJECT TO COMPLETION, DATED OCTOBER 16, 2020

Prospectus Dated    , 2020

ALEXCO RESOURCE CORP.
Suite 1225, Two Bentall Centre, 555 Burrard Street,
Vancouver, British Columbia, V7X 1M9

CDN$50,000,000

COMMON SHARES

WARRANTS

SUBSCRIPTION RECEIPTS

UNITS

Alexco Resource Corp. (the "Company" or "Alexco") may offer and issue from time to time, the securities listed above or any combination thereof with the aggregate initial offering price not to exceed Cdn$50,000,000 during the 25 month period that this short form base shelf prospectus (this "Prospectus"), including any amendments thereto, remains effective. The Company's securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement ("Prospectus Supplement").

The specific terms of the securities offered in a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of common shares, the number of common shares offered, the offering price and any other specific terms; (ii) in the case of warrants, the designation, number and terms of the securities issuable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms; (iii) in the case of subscription receipts, the designation, number and terms of the securities issuable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of these numbers, any additional payments to be made to holders of subscription receipts upon satisfaction of the release conditions, the terms of the release conditions, the terms governing the escrow of all or a portion of the gross proceeds from the sale of the subscription receipts, terms for the refund of all or a portion of the purchase price for the subscription receipts in the event that the release conditions are not met or any other specific terms; and (iv) in the case of units, the designation, number and terms of the common shares, warrants or subscription receipts comprising the units. A Prospectus Supplement may include specific variable terms pertaining to the above-described securities that are not within the alternatives or parameters set forth in this Prospectus.

All shelf information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus to the extent required by applicable securities laws. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the securities to which the Prospectus Supplement pertains.

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This offering is made by a Canadian issuer that is permitted under a multijurisdictional disclosure system adopted by the United States and Canada ("MJDS") to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The annual financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB") and the interim financial statements included or incorporated by reference herein have been prepared in accordance with IAS 34 Interim Financial Reporting and may not be comparable to financial statements of United States companies. Alexco's financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission ("SEC") independence standards.

Prospective investors should be aware that the acquisition and disposition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States or Canada are not described fully herein. Prospective Investors should read the tax discussion contained in any applicable Prospectus Supplement with respect to a particular offering of the securities. See "Certain Income Tax Considerations" in this Prospectus.

The enforcement of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is existing under the laws of British Columbia, Canada, most of its officers and directors are residents of Canada, that some or all of the experts named in this Prospectus are residents of Canada, and most of the assets of the Company and the assets of said persons are located outside the United States. See "Enforcement of Civil Liabilities" in this Prospectus.

NEITHER THE SEC, NOR ANY STATE SECURITIES REGULATOR, HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

An investment in our securities involves a high degree of risk. You should carefully read the "Risk Factors" section detailed in this Prospectus.

This Prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. Alexco may offer and sell securities to, or through, underwriters or dealers and also may offer and sell certain securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. The Prospectus Supplement relating to each issue of securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of such securities and will set forth the terms of the offering of such securities, the method of distribution of such securities, including, to the extent applicable, the proceeds to the Company and any fees, discounts or any other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution. No underwriter has been involved in the preparation of, or has performed a review of, the contents of this Prospectus.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the securities.

In connection with any offering of securities (unless otherwise specified in a Prospectus Supplement), other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

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The Company's common shares are listed on both the Toronto Stock Exchange (the "TSX") and the NYSE American Stock Exchange (the "NYSE American") under the symbol "AXU". Unless otherwise specified in a Prospectus Supplement, there is no market through which the Company's warrants or subscription receipts may be sold and you may not be able to resell any of such securities, purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such securities on the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See "Risk Factors".

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this Prospectus. Alexco has not authorized anyone to provide you with different information. Alexco is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should bear in mind that although the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date on the front of such documents, such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this Prospectus and by any subsequently filed prospectus amendments.

This Prospectus provides a general description of the securities that the Company may offer. Each time the Company sells securities under this Prospectus, it will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under "Documents Incorporated by Reference" and "Available Information".

Unless stated otherwise or the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to Canadian dollars. References to "$" or "Cdn$" are to Canadian dollars and references to "US$" are to U.S. dollars. See "Currency Presentation and Exchange Rate Information". The Company's annual financial statements and interim financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with IFRS and IAS 34, respectively.

Unless the context otherwise requires, references in this Prospectus and any Prospectus Supplement to "Alexco", the "Company", "we", "us" or "our" includes Alexco Resource Corp. and each of its material subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference into this Prospectus contain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities laws (together, "forward-looking statements") concerning the Company's business plans, including, but not limited to, anticipated results and developments in Alexco's operations in future periods, planned exploration and development of its mineral properties, plans related to its business and other matters that may occur in the future.

Forward-looking statements may include, but are not limited to, statements with respect to additional capital requirements to fund further exploration and development work on the Company's properties, future remediation and reclamation activities, future mineral exploration, the estimation of mineral reserves and mineral resources, the realization of mineral reserve and mineral resource estimates, future mine construction and development activities, future mine operation and production, the timing of activities, the amount of estimated revenues and expenses, the success of exploration activities, permitting timelines, requirements for additional capital and sources and uses of funds, and the Company's ability to successfully withstand the economic impact of COVID-19. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", "anticipates", "plans", "estimates", "intends", "strategy", "goals", "objectives" or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be "forward-looking statements".

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Forward-looking statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and certain assumptions that management believes are reasonable at the time they are made. In making the forward-looking statements in this Prospectus, the Company has applied several material assumptions, including, but not limited to, the assumption that: (1) additional financing may be needed to fund certain contingent payment obligations to Wheaton (as defined below); (2) additional financing needed for the capacity related refund under the Amended and Restated SPA (as defined below) with Wheaton will be available on reasonable terms; (3) additional financing needed for further exploration and development work on Alexco's properties will be available on reasonable terms; (4) the proposed development of its mineral projects will be viable operationally and economically and proceed as planned; (5) market fundamentals will result in sustained silver, gold, lead and zinc demand and prices, and such prices will not be materially lower than those estimated by management; (6) market fundamentals will result in sustained silver, gold, lead and zinc demand and prices, and such prices will be materially consistent with or more favourable than those anticipated in the Prefeasibility Study ("PFS") (as defined under "Summary Description of the Business – Mining Business"); (7) the actual nature, size and grade of its mineral resources are materially consistent with the resource estimates reported in the supporting technical reports, including the PFS; (8) labor and other industry services will be available to the Company at prices consistent with internal estimates; (9) the continuances of existing and, in certain circumstances, proposed tax and royalty regimes; and (10) that other parties will continue to meet and satisfy their contractual obligations to the Company. Statements concerning mineral reserve and resource estimates may also be deemed to constitute forward-looking information to the extent that they involve estimates of the mineralization that will be encountered if the property is developed. Other material factors and assumptions are discussed throughout this Prospectus and, in particular, under the heading "Risk Factors".

Financial outlook information about potential future cash flows contained in this Prospectus or in a document incorporated by reference is based on assumptions about future events, including economic conditions and proposed courses of action, based on management's assessment of the relevant information currently available. Readers are cautioned that any such financial outlook information should not be used for purposes other than for which it is disclosed.

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	commodity price fluctuations including future prices of silver, gold, lead and zinc and other commodities;

•	risks related to actual results and timing of exploration and development activities and mining activities;

•	risks related to the impacts of COVID-19 and the volatility thereof, including disruption or delay of exploration and mining activities;

•	changes in project parameters as plans continue to be refined;

•	risks related to the Company's ability to finance the development of its mineral properties;

•	risks related to the Company's ability to commence production and generate material revenues or obtain adequate financing for its planned exploration and development activities or needed to fund certain contingent payment obligations on reasonable terms or at all;

•	the risk that permits and governmental approvals necessary to develop and operate mines on the Company's properties will not be available on a timely basis or at all;

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•	uncertainty of capital costs, operating costs, production and economic returns;

•	the Company's need to attract and retain qualified management and technical personnel;

•	uncertainty of production at the Company's mineral exploration properties;

•	risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of the Company's mineral deposits;

•	possible variations in resources, grade or recovery rates;

•	mining and development risks, including risks related to accidents, equipment breakdowns, labour disputes or other unanticipated difficulties with or interruptions in development, construction or production;

•	risks related to governmental regulation, including environmental regulation;

•	risks related to environmental services operations and remediation and reclamation activities on the Company's properties;

•	uncertainty related to title to the Company's mineral properties;

•	uncertainty related to unsettled aboriginal rights and title in the Yukon Territory;

•	delays in obtaining governmental approvals or financing or in the completion of development activities;

•	the Company's history of losses and expectation of future losses;

•	uncertainty as to the Company's ability to acquire additional commercially mineable mineral rights;

•	variations in interest rates and foreign exchange rates; and

•	increased competition in the mining industry.

This list is not exhaustive of the factors that may affect any of the Company's forward-looking statements and new risk factors may emerge from time to time. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in this Prospectus under the heading "Risk Factors" and elsewhere in this Prospectus. Readers should also carefully consider the matters discussed in the documents incorporated by reference into this Prospectus, including the Annual Information Form, Annual MD&A and Interim MD&A, as defined below. In addition, although the Company has attempted to identify important factors that could cause actual achievements, events or conditions to differ materially from those identified in the forward-looking statements, there may be other factors that cause achievements, events or conditions not to be as anticipated, estimated or intended. Many of the foregoing factors are beyond the Company's ability to control or predict.

These forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, and such beliefs, expectations and opinions are subject to change after such date. The Company does not assume any obligation to update forward-looking statements, except as required by applicable securities laws, if circumstances or management's beliefs, expectations or opinions should change. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

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CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING MINERAL RESERVE AND RESOURCE ESTIMATES

This Prospectus and the documents incorporated by reference herein have been prepared in accordance with the requirements of Canadian provincial securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all mineral reserve and mineral resource estimates included or incorporated by reference in this Prospectus have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. As used herein, the terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms as defined in accordance with NI 43-101and the CIM. These definitions differ from the definitions in the SEC's Industry Guide 7 under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"). NI 43-101 is an instrument developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves. Under Canadian rules, inferred mineral resources can only be used in economic studies as provided under NI 43-101. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. An "inferred mineral resource" is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An inferred mineral resource has a lower level of confidence than that applying to an indicated mineral resource and must not be converted to a mineral reserve. It is reasonably expected that the majority of the inferred mineral resources could be upgraded to indicated mineral resources with continued exploration. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein contain descriptions of the Company's mineral deposits that may not be comparable to similar information made public by United States companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder, including SEC Industry Guide 7.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC. These amendments became effective February 25, 2019 (the "SEC Modernization Rules") and, following a two-year transition period, the SEC Modernization Rules will replace the historical property disclosure requirements for mining registrants that are included in SEC Industry Guide 7. Following the transition period, as a foreign private issuer that files its annual report on Form 40-F with the SEC pursuant to the multi-jurisdictional disclosure system, the Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and will continue to provide disclosure under NI 43-101 and the CIM standards. If the Company ceases to be a foreign private issuer or loses its eligibility to file its annual report on Form 40-F pursuant to the multi-jurisdictional disclosure system, then the Company will be subject to the SEC Modernization Rules which differ from the requirements of NI 43-101 and the CIM standards.

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CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

All dollar amounts set forth in this Prospectus are expressed in Canadian dollars, except where otherwise indicated. References to Canadian dollars, Cdn$ or $ are to the currency of Canada. References to U.S. dollars or US$ are to the currency of the United States.

The following table sets out, for each period indicated, the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average of such exchange rates during such period, and the exchange rate at the end of such period based on the daily rate as reported by the Bank of Canada:

	Period from January 1, 2020 to June 30, 2020		Year Ended December 31
			2019		2018
Highest rate during period	US$	0.7710	US$	0.7669	US$	0.8138
Lowest rate during period	US$	0.6898	US$	0.7353	US$	0.7330
Average rate during period	US$	0.7332	US$	0.7537	US$	0.7721
Rate at the end of period	US$	0.7338	US$	0.7699	US$	0.7330

The average exchange rate is calculated using the average of the daily rate on the last business day of each month during the applicable fiscal year or interim period. The Canadian dollar/U.S. dollar exchange rate has varied significantly over the last several years and investors are cautioned not to assume that the exchange rates presented here are necessarily indicative of future exchange rates.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in British Columbia, Alberta, Ontario, Saskatchewan and Manitoba (the "Commissions"). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Alexco at Suite 1225, Two Bentall Centre, 555 Burrard Street, Box 216, Vancouver, British Columbia, V7X 1M9, Canada, telephone: (604) 633-4888 and are also available electronically on SEDAR which can be accessed electronically at www.sedar.com.

The following documents of the Company, which have been filed with the Commissions, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

a.	the management information circular of Alexco dated as of April 23, 2020 prepared in connection with Alexco's annual general meeting of shareholders held on June 4, 2020 (the "Information Circular"), filed on SEDAR on April 27, 2020;

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b.	the unaudited interim condensed consolidated financial statements of Alexco for the three and six months ended June 30, 2020 and 2019 (the "Interim Financial Statements"), together with the notes thereto and related management's discussion and analysis (the "Interim MD&A"), filed on SEDAR on August 12, 2020;

c.	the annual information form of Alexco (the "Annual Information Form") dated March 11, 2020 for the year ended December 31, 2019 and filed on SEDAR on March 11, 2020;

d.	the audited consolidated financial statements of Alexco for the year ended December 31, 2019, together with the notes thereto and the auditors' report thereon and related management's discussion and analysis (the "Annual MD&A"), filed on SEDAR on March 11, 2020;

e.	material change report dated June 26, 2020 in respect of (i) the Company receiving a draft amended and renewed water use license for the Keno Hill Silver District ("Keno Hill" or the "District") from the Yukon Water Board, (ii) the Company entering into a non-binding term sheet with Wheaton to amend the silver purchase agreement originally dated October 2, 2008 (as subsequently amended), (iii) the Company's public offering of 7,326,100 common shares on a bought deal basis for aggregate gross proceeds of $20,000,253 (the "July 2020 Offering"), and (iv) the Company increasing the size of the July 2020 Offering to 9,560,000 common shares for aggregate gross proceeds of $26,098,800, filed on SEDAR on June 26, 2020 (the "June 26, 2020 Material Change Report");

f.	material change report dated April 3, 2020 in respect of the over-night marketed public offering of an aggregate of 4,662,675 common shares of the Company, inclusive of common shares issued pursuant to the exercise in full of the underwriters' over-allotment option (the "March 2020 Offering") announced on March 24, 2020 and completed on March 27, 2020, filed on SEDAR on April 3, 2020 (the "April 3, 2020 Material Change Report"); and

g.	material change report dated February 24, 2020 in respect of the Company's sale of shares of its subsidiary, Alexco Environmental Group Holdings Inc. ("AEG") to AEG's executive management for a purchase price of $13.35 million, , filed on SEDAR on February 25, 2020.

Any annual information form, material change reports (excluding confidential material change reports), any interim and annual consolidated financial statements and related management discussion and analysis, information circulars (excluding those portions that, pursuant to National Instrument 44-101 of the Canadian Securities Administrators, are not required to be incorporated by reference herein), any business acquisition reports, any news releases or public communications containing financial information about the Company for a financial period more recent than the periods for which financial statements are incorporated herein by reference, and any other disclosure documents required to be filed pursuant to an undertaking to a provincial or territorial securities regulatory authority that are filed by the Company with various securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the termination of this offering under any Prospectus Supplement, shall be deemed to be incorporated by reference in this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part (in the case of documents or information deemed furnished on Form 6-K or Form 8-K, only to the extent specifically stated therein)

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Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms of an offering of securities, updated disclosure of earnings coverage ratios, if applicable, and other information relating to the securities, will be delivered to prospective purchasers of such securities together with this Prospectus and the applicable Prospectus Supplement and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the securities covered by that Prospectus Supplement.

Upon a new annual information form and the related annual financial statements being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all quarterly financial statements, material change reports and information circulars filed prior to the commencement of the Company's financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of securities hereunder.

SUMMARY DESCRIPTION OF BUSINESS

As used in this Prospectus, the terms "we", "us", "our", "Alexco" and "the Company" refer to Alexco Resource Corp. and its subsidiaries unless the context otherwise requires.

The Company was incorporated under the Business Corporations Act (Yukon) on December 3, 2004 under the name "Alexco Resource Corp.", and on December 28, 2007, the Company was continued into British Columbia under the Business Corporations Act (British Columbia).

The Company's head office is located at Suite 1225, Two Bentall Centre, 555 Burrard Street, Box 216, Vancouver, British Columbia, V7X 1M9, and its registered and records office is located at 400 – 725 Granville Street, Vancouver, British Columbia, V7Y 1G5. The Company's common shares are listed for trading on both the TSX and the NYSE American under the symbol "AXU".

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The following chart depicts the Company's corporate structure together with the jurisdiction of incorporation of each of the Company's subsidiaries. All ownership of each subsidiary is 100%.

General

The Company operates a mining business, comprised of mineral exploration and mine development and operation in Canada, primarily in the Yukon Territory. In addition, the Company operates a reclamation management segment of the business focused on the clean-up of historical liabilities of the Keno Hill Silver District through Elsa Reclamation & Development Company Ltd. under a contract with the Federal Government of Canada.

Mining Business

The Company's business consists of mineral exploration and mine development and operation in Canada, primarily in Yukon Territory. The Company's principal mining business activities are currently being carried out within the District in the Yukon Territory. The District is a silver mining region in Canada, encompassing over 35 former mines that produced variously from approximately 1918 through 1988.

The Company's mineral property holdings within the District cover certain geological areas which host silver mineralization, including historic producing former mines and most of the other mineral occurrences. In addition to the deposits described below that are within the District as detailed in the independent technical report with an effective date of March 28, 2019, as amended and issued on February 13, 2020, prepared by Mining Plus Canada Consulting Ltd. entitled "NI 43-101 Technical Report, Prefeasibility Study of the Keno Hill Silver District Project, Yukon Territory, Canada" (the "PFS") was filed and is available on SEDAR under the Company's profile at www.sedar.com.

The Company holds several other less advanced property interests within the District, including but not limited to the Silver King, Elsa, Husky, Sadie Ladue and McQuesten properties, which potentially could become material properties depending on the results of exploration programs the Company may carry out on them in the future, as well as the separate Elsa Tailings Property. Other non-material mineral property interests of the Company include Harlan properties in the Yukon, and certain net smelter return royalties in respect of the Brewery Creek, Ida-Oro (formerly Klondike) and Sprogge properties in the Yukon and the Telegraph Creek, Iskut River, Kiniskan Lake and Manson Creek properties in British Columbia.

The documents incorporated by reference herein, including the Annual Information Form, contain further details regarding the business of Alexco. See "Documents Incorporated by Reference".

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Recent Developments

Subsequent to the filing of the Annual Information Form on March 11, 2020, the Company completed the following:

Mining Operations and Production Decision

In July 2020, the Company announced that it was moving to production at Keno Hill and has since ramped up site activities accordingly. With the increasing activity, the Company's primary focus has continued to be the health and safety of its employees, contractors and the communities, in which it operates. The Company's COVID-19 management plan continues with strict prevention measures in place, consistent with the guidelines of the Yukon government and health officials.

As at the date of the Prospectus, progress on site-wide capital projects including mill modifications and infrastructure improvements continues to be on pace for completion with mill commissioning and production of silver concentrate in Q4 2020.

Rehabilitation and capital development continues on schedule at each of the three underground mines slated for initial ore production, with emphasis on the Bellekeno Mine where initial ore will be used for commissioning of the mill in Q4 2020. All major pieces of new underground mine equipment have been delivered to site and are currently operating or are being commissioned. This new fleet includes two (2) CAT R1300 3.5 yard scoops, two (2) CAT AD22 20 tonne haul trucks, two (2) Atlas Copco 282 twin boom jumbos, two (2) MacLean SSB bolters and other support gear. Ore will first be delivered from the Bellekeno Mine where development to ore on the 680 level is already complete. At Flame & Moth advance of the primary ramp is underway with approximately 270 meter ("m") of primary ramp and level development required to cross cut the ore on the 835 level. At the Bermingham mine, construction of the water treatment plant is underway, which is required prior to resuming ramp development.

Surface Exploration

On July 27, 2020, the Company announced that surface exploration drilling had begun, targeting the down plunge extensions of the high grade Bermingham deposit.

As of the date of this Prospectus, Alexco's surface exploration drilling program at the Bermingham "deep" target is progressing well with approximately 3,500 m completed in six holes. A second drill has been added and the program extended, anticipating a total of 7,500 m to 8,000 m of drilling to be completed in at least 12 holes by mid-November. The primary target is approximately 200 m vertically below the NE Zone of the Bermingham deposit, that contains a total Indicated Mineral Resource of 32.9 million ounces of silver at an average grade of 930 grams per tonne silver.

The target zone for the remainder of the 2020 drilling is a structural panel that extends 600 m to 700 m along (strike) where the geologic framework appears to be similar to that identified in the shallower existing resource.

Change in Directors and Appointment of Senior Vice President, Corporate Development

On July 27, 2020, the Company announced that Mr. Michael Winn resigned from the Company's Board of Directors effective immediately in order to focus on his increasing responsibilities with other companies. Mr. Winn will remain as a strategic advisor to the Company's Board of Directors.

On September 15, 2020, the Company announced the appointment of Paul Jones as Senior Vice President, Corporate Development. Mr. Jones brings nearly 20 years experience in the mining sector in a variety of roles. Prior to joining the Company in September 2020, he was Senior Vice President of Corporate Development for Alio Gold Inc.

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Mr. Jones has also previously worked for more than five years with an intermediate copper producer in operations, financial planning and analysis, investor relations, and business development; earlier in his career, he was an investment banker focused on merger & acquisition advisory for the mining and metals space.

July 2020 Offering

On July 7, 2020, the Company completed the July 2020 Offering, pursuant to which the Company issued an aggregate of 10,994,000 common shares at a price of $2.73 per share (comprised of 9,560,000 common shares under the base offering and 1,434,000 common shares pursuant to the exercise in full by the underwriters of the over-allotment option) for aggregate gross proceeds of $30,013,620, as described in the June 26, 2020 Material Change Report (see "Documents Incorporated by Reference").

Amended and Renewed Water Use License

On July 27, 2020, the Company announced that it received the final amended and renewed Water Use License (the "WUL") from the Yukon Water Board for the District. The final WUL authorizes the Company to source and use water as well as deposit designated waste streams into approved facilities in and around planned production centres at the Bellekeno, Flame & moth, and Bermingham mines as well as the District's mill facility. The term of the WUL is 17 years and the conditions of the final WUL are substantially as set out in the June 26, 2020 Material Change Report (see "Documents Incorporated by Reference").

Amendment to Silver Purchase Agreement

On August 5, 2020, the Company and Wheaton Precious Metals Corp. ("Wheaton") entered into an amended and restated silver purchase agreement (the "Amended and Restated SPA") to simplify and modify the silver purchase agreement originally dated October 2, 2008 (as subsequently amended) by addressing all amendments to date and whereby the silver production payment made by Wheaton will continue to be based on 25% of the silver production but will be based on a new payment formula as outlined below:

•	during the initial two years or eight million ounces of payable silver production, Wheaton will continue to receive 25% of the payable silver stream; however, the silver production payment to the Company will be adjusted on a curve that reduces downside pricing risk, and enhances upside opportunity for Alexco. By way of example, in the initial two-year production period and assuming a nominal US$17 per ounce silver pricing market, the Wheaton production payment to the Company will increase by approximately 70% per ounce of silver relative to the existing agreement; and

•	following the initial two-year period, Wheaton will continue to receive 25% of the life of mine payable silver from the District; however, the production payment will revert to a defined range governed by upper and lower numeric criteria (90% and 10%) based on the silver spot price at the time of delivery of metal to Wheaton.

The Company issued 2,000,000 warrants to Wheaton as consideration for entering into the Amended and Restated SPA, with each warrant entitling Wheaton to purchase one common share of the Company at an exercise price of $3.50 until August 5, 2025.

For further details, see the June 26, 2020 Material Change Report as outlined under "Documents Incorporated by Reference".

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COVID-19 Pandemic

In December 2019, a strain of novel coronavirus, commonly referred to as COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has since spread rapidly throughout many countries. On March 11, 2020, the World Health Organization declared COVID-19 to be a pandemic, and on March 18, 2020, the Province of British Columbia declared the pandemic a provincial state of emergency. Actions taken globally in response to COVID-19 have significantly interrupted international business activities and contributed to significant volatility in the financial markets. The Company is currently monitoring the situation and has implemented safety measures to deal with the COVID-19 pandemic.

The risks to the Company's business associated with COVID-19 include, without limitation, risks related to breach of material contracts, employee health, workforce productivity, increased insurance premiums, limitations on travel, the availability of industry experts and personnel, prolonged restrictive measures put in place in order to control the pandemic and future outbreaks or other adverse public health developments globally and other factors that will depend on future developments beyond the Company's control, which may have a material and adverse effect on the Company's business, financial condition and results of operations. In addition, COVID-19 may have a significant impact on the preparation of the Company's interim and annual financial statements, as well as other continuous disclosure obligations. Due to different quarantine measures that have been and may to be imposed, it may be challenging for the Company to complete going concern assessments, evaluations of subsequent events, impairments of financial and non-financial assets, as well as prepare financial statements and management discussion and analyses.

The overall severity and duration of COVID-19-related adverse impacts on the Company's business will also depend on future developments, which the Company cannot predict, including directives of governments and health authorities, the status of labour availability and the Company's ability to staff its operations. Even after the COVID-19 outbreak has subsided, the Company may continue to experience its negative impacts on its business as a result of its economic impact, including any related recession, and potential lingering impacts on the Company's operations. As at the date of this Prospectus, it is unknown how the Company may be affected if the COVID-19 pandemic persists for an extended period of time. See "Risk Factors – Public Health Crisis".

As of the date of this Prospectus, COVID-19 has impacted the Company in several ways:

•	The Company suspended underground mine development activities at Keno Hill from March 2020 to July 2020, at which point the Company resumed its activities consistent with the guidelines of the Yukon government and health officials;

•	The Company's 2020 surface exploration program originally planned to include approximately 11,500 meters of surface drilling beginning in May was decelerated as a result of the COVID-19 restrictions until July 2020, at which point the Company began its surface exploration drilling targeting the down plunge extensions of the high grade Bermingham deposit;

•	Only essential employees and contractors are currently allowed access to Keno Hill operations, and all incoming personnel must be pre-screened and cleared for travel to Keno Hill by Company health and safety medics;

•	Keno Hill employee schedules have been modified to reduce, where possible, any travel from locations outside the Yukon and British Columbia. The Company is following the 14-day self-isolation requirements issued by the Yukon Government for workers entering the Yukon from outside of the Yukon Territory or British Columbia;

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•	At Keno Hill enhanced sanitation procedures have been implemented by the Company's camp and catering contractor and mandatory hygiene techniques have been established for all employees and camp residents. On-site work schedules and other measures have been implemented to reduce employee interaction;

•	On a Company-wide basis, travel is restricted to essential travel only and, where reasonably possible, employees are working remotely from home; and

•	The Company consults with a third-party health care provider to provide expert advice and guidance on an ongoing basis.

The Company continues to closely monitor the changing conditions of the COVID-19 crisis and follows the advice and guidelines of the Yukon, provincial and federal health professionals and government officials, as well as industry-wide best practices.

RISK FACTORS

An investment in any securities of the Company is speculative and involves a high degree of risk due to the nature of Alexco's business and the present stage of development of its mineral properties. The following risk factors, as well as risks not currently known to the Company, could materially adversely affect the Company's future business, financial condition, results of operations and prospects and could cause them to differ materially from the forward-looking statements relating to the Company. Before deciding to invest in any securities, investors should consider carefully the risk factors set out below, those contained in the section entitled "Cautionary Note Regarding Forward-Looking Statements" above, those contained in the documents incorporated by reference in this Prospectus and those described in any Prospectus Supplement, including those described in the Company's historical consolidated financial statements, the related notes thereto and the Company's Annual Information Form.

The following risk factors, as well as risks not currently known to the Company or that the Company currently deems to be immaterial, could materially adversely affect the Company's future business, financial condition, results of operations earnings and prospects and could cause them to differ materially from the forward-looking statements relating to the Company. While the significant risk factors which the Company believes it faces are discussed below, they do not comprise a definitive list of all risk factors related to the Company's business and operations.

Loss of Investment

An investment in the offered securities is suitable only for those investors who are willing to risk a loss of some or all of their investment and who can afford to lose some or all of their investment.

Negative Cash Flow From Operating Activities

The Company has not yet consistently achieved positive operating cash flow, and there are no assurances that the Company will not experience negative cash flow from operations in the future. The Company has incurred net losses in the past and may incur losses in the future and will continue to incur losses until and unless it can derive sufficient revenues from its mineral projects. Such future losses could have an adverse effect on the market price of the Company's common shares, which could cause investors to lose part or all of their investment.

Forward-Looking Statements May Prove Inaccurate

Investors are cautioned not to place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, assumptions and uncertainties are found in the Prospectus under the heading "Cautionary Note Regarding Forward-Looking Statements".

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Dilution

The Company expects to require additional funds to finance its growth and development strategy. If the Company elects to raise additional funds by issuing additional equity securities, such financing may substantially dilute the interests of the Company's shareholders. The Company may also issue additional common shares in the future pursuant to existing and new agreements in respect of its projects or other acquisitions and pursuant to existing securities of the Company.

Exploration, Evaluation and Development

Mineral exploration, evaluation and development involves a high degree of risk and few properties which are explored are ultimately developed into producing mines. With respect to the Company's properties, should any mineral resources exist, substantial expenditures will be required to confirm mineral reserves which are sufficient to commercially mine, and to obtain the required environmental approvals and permitting required to commence commercial operations. Should any mineral resource be defined on such properties there can be no assurance that the mineral resource on such properties can be commercially mined or that the metallurgical processing will produce economically viable and saleable products. The decision as to whether a property contains a commercial mineral deposit and should be brought into production will depend upon the results of exploration programs and/or technical studies, and the recommendations of duly qualified engineers and/or geologists, all of which involves significant expense. This decision will involve consideration and evaluation of several significant factors including, but not limited to: (1) costs of bringing a property into production, including exploration and development work, preparation of appropriate technical studies and construction of production facilities; (2) availability and costs of financing; (3) ongoing costs of production; (4) market prices for the minerals to be produced; (5) environmental compliance regulations and restraints (including potential environmental liabilities associated with historical exploration activities); and (6) political climate and/or governmental regulation and control.

The ability of the Company to sell, and profit from the sale of any eventual production from any of the Company's properties will be subject to the prevailing conditions in the marketplace at the time of sale. Many of these factors are beyond the control of the Company and therefore represent a market risk which could impact the long-term viability of the Company and its operations.

Infrastructure

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay exploitation and or development of the Company's properties. If adequate infrastructure is not available in a timely manner, there can be no assurance that the exploitation and or development of the Company's properties will be commenced or completed on a timely basis, if at all; that the resulting operations will achieve the anticipated production volume; or that the construction costs and ongoing operating costs associated with the exploitation and or development of the Company's properties will not be higher than anticipated. In addition, unusual or infrequent weather phenomena, sabotage, governmental or other interference in the maintenance or provision of such infrastructure could adversely affect the Company's operations and profitability.

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Figures for Alexco's Resources are Estimates Based on Interpretation and Assumptions and May Yield Less Mineral Production Under Actual Conditions than is Currently Estimated

In making determinations about whether to advance any of its projects to development, Alexco must rely upon estimated calculations as to the mineral resources and grades of mineralization on its properties. Until ore is actually mined and processed, mineral resources and grades of mineralization must be considered as estimates only. Mineral resource estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling which may prove to be unreliable. Alexco cannot be certain that:

•	mineral reserve, mineral resource or other mineralization estimates will be accurate; or

•	mineralization can be mined or processed profitably.

Any material changes in mineral resource estimates and grades of mineralization will affect the economic viability of placing a property into production and a property's return on capital. Alexco's resource estimates have been determined and valued based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate. Extended declines in market prices for silver, gold, lead, zinc and other commodities may render portions of Alexco's mineralization uneconomic and result in reduced reported mineral resources.

Keno Hill District

While Alexco has conducted exploration activities in the District, further review of historical records and additional exploration and geological testing will be required to determine whether any of the mineral deposits it contains are economically recoverable. There is no assurance that such exploration and testing will result in favourable results. The history of the District has been one of fluctuating fortunes, with new technologies and concepts reviving the District numerous times from probable closure until 1989, when it did ultimately close down for a variety of economic and technical reasons. Many or all of these economic and technical issues will need to be addressed prior to the commencement of any future production on the Keno Hill properties.

Mining Operations

The business of exploration for minerals and mining involves a high degree of risk. Few properties that are explored are ultimately developed into mineral deposits with significant value. Decisions by the Company to proceed with the construction and development of mines, including Bellekeno, are based on development plans which include estimates for metal production and capital and operating costs. Until completely mined and processed, no assurance can be given that such estimates will be achieved. Failure to achieve such production and capital and operating cost estimates or material increases in costs could have an adverse impact on the Company's future cash flows, profitability, results of operations and financial condition. The Company's actual production and capital and operating costs may vary from estimates for a variety of reasons, including: actual resources mined varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics; short-term operating factors, such as the need for sequential development of resource bodies and the processing of new or different resource grades; revisions to mine plans; risks and hazards associated with mining; natural phenomena, such as inclement weather conditions, water availability, floods, fire, rock falls and earthquakes, unusual or unexpected ground conditions, geological formation pressures, equipment failure and failure of retaining dams around tailings disposal areas which may result in, among other adverse effects, environmental pollution and consequent liability; and unexpected labour shortages or strikes. Costs of production may also be affected by a variety of factors, including changing waste ratios, metallurgical recoveries, labour costs, commodity costs, general inflationary pressures and currency rates. In addition, the risks arising from these factors are further increased while any such mine is progressing through the ramp-up phase of its operations and has not yet established a consistent production track record. No assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis.

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Furthermore, mining operations at the Bellekeno mine project were suspended as of early September 2013 as a result of sharp and significant declines in precious metals prices during the second quarter of 2013. Re-start of mining operations at Keno Hill is dependent on a number of factors, including the effectiveness of cost structure reduction measures, the maintenance and/or improvement in current metal prices and the fluctuation of foreign exchange rates and the uncertainties around the results of these factors are significant. A re-start of underground production operations may require additional capital investment in excess of the capital resources currently on hand. There can be no assurance of a re-start of mining operations or continued access to financing in the future, and an inability to generate or secure such funding may require the Company to substantially curtail and/or defer its planned exploration and development activities.

Employee Recruitment and Retention

Recruitment and retention of skilled and experienced employees is a challenge facing the mining sector as a whole. During the late 1990s and early 2000s, with unprecedented growth in the technology sector and an extended cyclical downturn in the mining sector, the number of new workers entering the mining sector was depressed and a significant number of existing workers departed, leading to a so-called "generational gap" within the industry. Since the mid-2000s, this factor was exacerbated by competitive pressures as the mining sector experienced an extended cyclical upturn. Any re-start of mining operations will necessitate the re-hiring of mine and mill personnel. It may be difficult for Alexco to find and hire qualified people in the mining industry who are situated in the Yukon, or to obtain all of the necessary services or expertise in Yukon or to conduct operations on Alexco's projects at reasonable rates. If qualified people and services or expertise cannot be obtained in the Yukon, we may need to seek and obtain those services from people located outside of this area, which may require work permits and compliance with applicable laws and could result in delays and higher costs.

Dependence on Management

The success of the operations and activities of the Company is dependent to a significant extent on the efforts and abilities of its management team. The Company does not maintain key employee insurance on any of its employees. The Company depends on key personnel and cannot provide assurance that it will be able to retain such personnel. Failure to retain such key personnel could have a material adverse effect on the Company's business and financial condition.

Permitting and Environmental Risks and Other Regulatory Requirements

The current or future operations of Alexco, including development activities, commencement of production on its properties and activities associated with Alexco's mine reclamation and remediation business, require permits or licenses from various federal, territorial and other governmental authorities, and such operations are and will be governed by laws, regulations and agreements governing prospecting, development, mining, production, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities and in mine reclamation and remediation activities generally experience increased costs and delays as a result of the need to comply with the applicable laws, regulations and permits. There can be no assurance that all permits and permit modifications which Alexco may require for the conduct of its operations will be obtainable on reasonable terms or that such laws and regulations would not have an adverse effect on any project which Alexco might undertake.

Any failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions against the Company. The Company may be required to compensate those suffering loss or damage by reason of the Company's mining operations or mine reclamation and remediation activities and may have civil or criminal fines or penalties imposed upon it for violation of applicable laws or regulations.

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Amendments to current laws, regulations and permits governing operations and activities of mining companies and mine reclamation and remediation activities could have a material adverse impact on Alexco. As well, policy changes and political pressures within and on federal, territorial and First Nation governments having jurisdiction over or dealings with Alexco could change the implementation and interpretation of such laws, regulations and permits, also having a material adverse impact on Alexco. Such impacts could result in one or more of increases in capital expenditures or production costs, reductions in levels of production at producing properties or abandonment or delays in the development of new mining properties.

Surety Bonding Risks

Alexco secures its obligations for reclamation and closure costs with surety bonds provided by leading global insurance companies in favour of regulatory authorities in the Yukon. These surety bonds include the right of the surety bond provider to terminate the relationship with Alexco on providing notice of up to 90 days. The surety bond provider would, however, remain liable to the regulatory authorities for all bonded obligations existing prior to the termination of the bond in the event Alexco failed to deliver alternative security satisfactory to the regulator.

Potential Profitability of Mineral Properties Depends Upon Factors Beyond the Control of Alexco

The potential profitability of mineral properties is dependent upon many factors beyond Alexco's control. For instance, world prices of and markets for gold, silver, lead and zinc are unpredictable, highly volatile, potentially subject to governmental fixing, pegging and/or controls and respond to changes in domestic, international, political, social and economic environments. Another factor is that rates of recovery may vary from the rate experienced in tests and a reduction in the recovery rate will adversely affect profitability and, possibly, the economic viability of a property. Profitability also depends on the costs of operations, including costs of labour, materials, equipment, electricity, environmental compliance or other production inputs. Such costs will fluctuate in ways Alexco cannot predict and are beyond Alexco's control, and such fluctuations will impact on profitability and may eliminate profitability altogether. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for development and other costs have become increasingly difficult, if not impossible, to project. These changes and events may materially affect the financial performance of Alexco.

First Nation Rights and Title

The nature and extent of First Nation rights and title remains the subject of active debate, claims and litigation in Canada, including in the Yukon and including with respect to intergovernmental relations between First Nation authorities and federal, provincial and territorial authorities. There can be no guarantee that such claims will not cause permitting delays, unexpected interruptions or additional costs for Alexco's projects. These risks may have increased after the Supreme Court of Canada decision of June 26, 2014 in Tsilhqot'in Nation v. British Columbia.

Title to Mineral Properties

The acquisition of title to mineral properties is a complicated and uncertain process. The properties may be subject to prior unregistered agreements of transfer or land claims, and title may be affected by undetected defects. Although Alexco has made efforts to ensure that legal title to its properties is properly recorded in the name of Alexco, there can be no assurance that such title will ultimately be secured. As a result, Alexco may be constrained in its ability to operate its mineral properties or unable to enforce its rights with respect to its mineral properties. An impairment to or defect in Alexco's title to its mineral properties would adversely affect Alexco's business and financial condition.

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Capitalization and Commercial Viability

Alexco will require additional funds to further explore, develop and mine its properties. Alexco has limited financial resources, and there is no assurance that additional funding will be available to Alexco to carry out the completion of all proposed activities, for additional exploration or for the substantial capital that is typically required in order to place a property into commercial production. Although Alexco has been successful in the past in obtaining financing through the sale of equity securities, there can be no assurance that Alexco will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in the delay or indefinite postponement of further exploration and development of its properties.

Critical Accounting Estimates and Judgments

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts and the valuation of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the period reported. Actual outcomes could differ from these estimates. Alexco's consolidated financial statements include estimates which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Significant judgments about the future and other sources of estimation uncertainty at the financial position reporting date, including those that could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made include, but are not limited to, uncertainties and assumptions with respect to mineral resources, impairment and impairment reversals of non-current non-financial assets, decommissioning and rehabilitation provision, and the fair value of derivatives. If Alexco's management rely on the information in the financial statements in making certain decisions, which information later proves to be inaccurate, it could have an adverse effect on the operating results of Alexco.

The Company prepares budgets and estimates of cash costs and capital costs for its operations. Despite Alexco's best efforts to budget and estimate such costs, the costs required by the Company's projects may be significantly higher than anticipated. Alexco's actual costs may vary from estimates for a variety of reasons, including: short-term operating factors; risk and hazards associated with mining; natural phenomena, such as inclement weather conditions and unexpected labour shortages or strikes. Operational costs may also be affected by a variety of factors, including: ore grade metallurgy, labour costs, the cost of commodities, general inflationary pressures and currency exchange rates. Many of these factors are beyond Alexco's control. Failure to achieve estimates or material increases in costs could have an adverse impact on Alexco's business, results of operations and financial condition. Furthermore, delays in mining projects or other technical difficulties may result in even further capital expenditures being required. Any delays or costs overruns or operational difficulties could have a material adverse effect on Alexco's business, results of operations and financial condition.

General Economic Conditions May Adversely Affect Alexco's Growth and Profitability

The unprecedented events in global financial markets since 2008 have had a profound impact on the global economy and led to increased levels of volatility. Many industries, including the mining industry, are impacted by these market conditions. Some of the impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign currency exchange and precious metal markets, and a lack of market liquidity. If the current turmoil and volatility levels continue they may adversely affect Alexco's growth and profitability. Specifically:

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•	a global credit/liquidity or foreign currency exchange crisis could impact the cost and availability of financing and Alexco's overall liquidity;

•	the volatility of silver and other commodity prices would impact Alexco's revenues, profits, losses and cash flow;

•	volatile energy prices, commodity and consumables prices and currency exchange rates would impact Alexco's operating costs; and

•	the devaluation and volatility of global stock markets could impact the valuation of Alexco's equity and other securities.

These factors could have a material adverse effect on Alexco's financial condition and results of operations.

Operating Hazards and Risks

In the course of exploration, development and production of mineral properties, certain risks, including but not limited to unexpected or unusual geological operating conditions including rock bursts, cave-ins, fires, flooding and earthquakes, may occur. It is not always possible to fully insure against such risks and Alexco may decide not to insure against such risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the securities of Alexco.

Competition

Significant and increasing competition exists for mining opportunities internationally. There are a number of large established mining companies with substantial capabilities and far greater financial and technical resources than Alexco. Alexco may be unable to acquire additional attractive mining properties on terms it considers acceptable and there can be no assurance that Alexco's exploration and acquisition programs will yield any reserves or result in any commercial mining operation.

Certain of Alexco's Directors and Officers are Involved with Other Natural Resource Companies, Which May Create Conflicts of Interest from Time to Time

Some of Alexco's directors and officers are directors or officers of other natural resource or mining-related companies. These associations may give rise to conflicts of interest from time to time. As a result of these conflicts of interest, Alexco may miss the opportunity to participate in certain transactions.

Alexco May Fail to Maintain Adequate Internal Control Over Financial Reporting Pursuant to the Requirements of the Sarbanes-Oxley Act.

Section 404 of the Sarbanes-Oxley Act ("SOX") requires an annual assessment by management of the effectiveness of Alexco's internal control over financial reporting. Alexco may fail to maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented or amended from time to time, and Alexco may not be able to ensure that it can conclude, on an ongoing basis, that it has effective internal control over financial reporting in accordance with Section 404 of SOX. Alexco's failure to satisfy the requirements of Section 404 of SOX on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm Alexco's business and negatively impact the trading price or the market value of its securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm Alexco's operating results or cause it to fail to meet its reporting obligations. Future acquisitions of companies, if any, may provide Alexco with challenges in implementing the required processes, procedures and controls in its acquired operations. No evaluation can provide complete assurance that Alexco's internal control over financial reporting will detect or uncover all failures of persons within Alexco to disclose material information otherwise required to be reported. The effectiveness of Alexco's processes, procedures and controls could also be limited by simple errors or faulty judgments. Although Alexco intends to expend substantial time and incur substantial costs, as necessary, to ensure ongoing compliance, there is no certainty that it will be successful in complying with Section 404 of SOX.

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As a "foreign private issuer", the Company is exempt from Section 14 proxy rules and Section 16 of the Securities Exchange Act of 1934

Alexco is a "foreign private issuer" as defined in Rule 3b-4 under the U.S. Exchange Act. Equity securities of Alexco are accordingly exempt from Sections 14(a), 14(b), 14(c), 14(f) and 16 of the U.S. Exchange Act pursuant to Rule 3a12-3 of the U.S. Exchange Act. Therefore, Alexco is not required to file a Schedule 14A proxy statement in relation to the annual meeting of shareholders. The submission of proxy and annual meeting of shareholder information on Form 6-K may result in shareholders having less complete and timely information in connection with shareholder actions. The exemption from Section 16 rules regarding reports of beneficial ownership and purchases and sales of common shares by insiders and restrictions on insider trading in our securities may result in shareholders having less data and there being fewer restrictions on insiders' activities in our securities.

It may be difficult to enforce judgements or bring actions outside the United States against the Company and certain of its directors

Alexco is a Canadian corporation and certain of its directors, officers and experts are neither citizens nor residents of the United States. A substantial part of the assets of Alexco and of certain of these persons are located outside the United States. As a result, it may be difficult or impossible for an investor:

•	to enforce in courts outside the United States judgements obtained in United States courts based upon the civil liability provisions of United States federal securities laws against these persons and Alexco; or

•	to bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against these persons and Alexco.

Public Health Crisis

Alexco's business, operations and financial condition could be materially adversely affected by the outbreak of epidemics or pandemics or other health crises, including the recent outbreak of COVID-19. On January 30, 2020, the World Health Organization declared the outbreak a global health emergency and on March 12, 2020, the World Health Organization declared the outbreak a pandemic. On January 28, 2020, health officials of British Columbia announced the first presumptive case of the virus in the province and on March 18, 2020, the Province of British Columbia declared the pandemic a provincial state of emergency. On March 22, 2020, the government of Yukon announced that the Yukon Territory had its first confirmed case of COVID-19. On March 11, 2020, the federal government of Canada announced a $1 billion package to help Canadians through the health crisis. To date, there are a large number of temporary business closures, quarantines and a general reduction in consumer activity in Canada, the United States, Europe and China. The outbreak has caused companies and various international jurisdictions to impose travel, gathering and other public health restrictions. While these effects are expected to be temporary, the duration of the various disruptions to businesses locally and internationally and related financial impact cannot be reasonably estimated at this time. For example, although travel restrictions in the Yukon Territory and in British Columbia previously in place were relaxed over the past few months, there is a risk that such restrictions may be imposed once again. Similarly, Alexco cannot estimate whether or to what extent this outbreak and the potential financial impact may extend to countries outside of those currently impacted. Alexco is actively assessing and responding where possible to the potential impact of the COVID-19 pandemic.

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Such public health crises can result in volatility and disruptions in the supply and demand for gold and other metals and minerals, global supply chains and financial markets, as well as declining trade and market sentiment and reduced mobility of people, all of which could affect commodity prices, interest rates, credit ratings, credit risk and inflation. The risks to Alexco of such public health crises also include risks to employee health and safety, a slowdown or temporary suspension of operations in geographic locations impacted by an outbreak, increased labour and fuel costs, regulatory changes, political or economic instabilities or civil unrest. At this point, the extent to which COVID-19 will or may impact Alexco is uncertain and these factors are beyond Alexco's control; however, it is possible that COVID-19 may have a material adverse effect Alexco's business, results of operations and financial condition.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds of any offering of securities under a Prospectus Supplement will be used for general corporate purposes, including funding potential future acquisitions and capital expenditures. More detailed information regarding the use of proceeds from a sale of securities will be included in the applicable Prospectus Supplement.

All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Company's general funds, unless otherwise stated in the applicable Prospectus Supplement.

The Company has incurred negative cash flow from operating activities for its financial year ended December 31, 2019 and the six months ended June 30, 2020. Accordingly, the majority or all of the net proceeds of any offering of securities under a Prospectus Supplement will be used to fund the proposed expenditures set out above or in the applicable Prospectus Supplement as well as other general working capital and administrative expenses which may cause the Company to continue to experience negative cash flow from its operating activities. See also "Risk Factors – Negative Cash Flow from Operating Activities".

PRIOR SALES

The following table sets forth for the 12-month period prior to the date of this Prospectus details of the price at which securities have been issued or are to be issued by the Company, the number of securities issued at that price and the date on which the securities were issued:

Date of Issue	Type of Securities	No. of Securities	Issue or Exercise Price per Security	Reason for Issue
Sep 17, 2020	Stock options	4,000	$2.32	Exercise of Stock Options
Sep 17, 2020	Stock options	3,000	$2.07	Exercise of Stock Options
Sep 8, 2020	Stock options	50,000	$3.86	Grant of Stock Options
Sep 4, 2020	Stock options	50,000	$0.84	Exercise of Stock Options
Sep 3, 2020	Stock options	15,000	$2.12	Exercise of Stock Options
Sep 3, 2020	Stock options	40,000	$2.32	Exercise of Stock Options
Sep 3, 2020	Stock options	75,000	$2.07	Exercise of Stock Options
Sep 1, 2020	Stock options	8,500	$2.12	Exercise of Stock Options

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Date of Issue	Type of Securities	No. of Securities	Issue or Exercise Price per Security	Reason for Issue
Aug 20, 2020	Stock options	5,000	$1.27	Exercise of Stock Options
Aug 19, 2020	Stock options	3,000	$1.27	Exercise of Stock Options
Aug 19, 2020	Stock options	1,500	$1.27	Exercise of Stock Options
Aug 7, 2020	Stock options	10,000	$1.27	Exercise of Stock Options
Aug 7, 2020	Stock options	18,500	$2.12	Exercise of Stock Options
Aug 6, 2020	Stock options	17,000	$2.12	Exercise of Stock Options
Aug 4, 2020	Warrants(1)	2,000,000	$3.50	Amended and Restated SPA
Jul 29, 2020	DSUs	25,000	$3.97	Vesting of DSUs
Jul 27, 2020	Stock options	50,000	$0.84	Exercise of Stock Options
Jul 24, 2020	Stock options	100,000	$1.27	Exercise of Stock Options
Jul 24, 2020	Stock options	200,000	$2.32	Exercise of Stock Options
Jul 24, 2020	Stock options	100,000	$2.07	Exercise of Stock Options
Jul 24, 2020	Stock options	75,000	$0.84	Exercise of Stock Options
Jul 23, 2020	Stock options	20,000	$2.32	Exercise of Stock Options
Jul 22, 2020	Stock options	50,000	$1.73	Exercise of Stock Options
Jul 22, 2020	Stock options	15,000	$1.27	Exercise of Stock Options
Jul 22, 2020	Stock options	5,500	$2.61	Exercise of Stock Options
Jul 22, 2020	Stock options	25,000	$0.84	Exercise of Stock Options
Jul 21, 2020	Stock options	2,000	$2.32	Exercise of Stock Options
Jul 21, 2020	Stock options	5,000	$1.27	Exercise of Stock Options
Jul 20, 2020	Stock options	3,000	$1.27	Exercise of Stock Options
Jul 20, 2020	Stock options	32,500	$2.32	Exercise of Stock Options
Jul 16, 2020	Stock options	5,000	$1.27	Exercise of Stock Options
Jul 7, 2020	Common Shares	10,994,000	$2.73	July 2020 Offering
Jul 6, 2020	Stock options	4,500	$2.61	Exercise of Stock Options
Jul 3, 2020	Stock options	15,000	$2.07	Exercise of Stock Options
Jul 3, 2020	Stock options	5,000	$2.32	Exercise of Stock Options
Jun 5, 2020	Stock options	2,500	$2.32	Exercise of Stock Options

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Date of Issue	Type of Securities	No. of Securities	Issue or Exercise Price per Security	Reason for Issue
Jun 4, 2020	Stock options	40,000	$0.84	Exercise of Stock Options
Jun 3, 2020	Stock options	52,500	$1.27	Exercise of Stock Options
Jun 2, 2020	Stock options	50,000	$1.73	Exercise of Stock Options
Jun 2, 2020	Stock options	125,000	$0.84	Exercise of Stock Options
May 29, 2020	Stock options	100,000	$0.84	Exercise of Stock Options
May 25, 2020	Stock options	1,500	$1.27	Exercise of Stock Options
May 20, 2020	Stock options	1,250	$2.61	Exercise of Stock Options
May 20, 2020	Stock options	3,000	$2.07	Exercise of Stock Options
May 20, 2020	Stock options	3,750	$1.27	Exercise of Stock Options
May 19, 2020	Stock options	5,000	$2.32	Exercise of Stock Options
May 13, 2020	RSUs	5,333	$2.41	Vesting of RSUs
Apr 15, 2020	Stock Options	253,500	$2.12	Grant of Stock Options
Apr 1, 2020	Stock Options	30,000	$0.60	Exercise of Stock Options
Mar 27, 2020	Common Shares	4,662,675	$1.85	March 2020 Offering
Feb 24, 2020	Stock Options	3,000	$2.07	Exercise of Stock Options
Feb 10, 2020	Stock Options	1,000	$0.60	Exercise of Stock Options
Feb 7, 2020	Stock Options	1,000	$0.60	Exercise of Stock Options
Feb 6, 2020	Stock Options	5,000	$0.84	Exercise of Stock Options
Feb 6, 2020	Stock Options	10,000	$0.60	Exercise of Stock Options
Feb 3, 2020	RSUs	43,330	$2.33	Vesting of RSUs
Jan 29, 2020	Stock Options	1,000	$0.60	Exercise of Stock Options
Jan 22, 2020	Stock Options	1,000	$0.60	Exercise of Stock Options
Jan 20, 2020	Stock Options	333	$0.60	Exercise of Stock Options
Jan 8, 2020	RSUs	208,334	$2.79	Exercise of Stock Options
Jan 6, 2020	Stock Options	40,000	$0.60	Exercise of Stock Options
Jan 6, 2020	Stock Options	375,000	$0.60	Exercise of Stock Options
Jan 3, 2020	Stock Options	30,000	$2.07	Exercise of Stock Options
Jan 1, 2020	Stock Options	125,000	$0.60	Exercise of Stock Options
Dec 30, 2019	Stock Options	50,000	$0.84	Exercise of Stock Options

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Date of Issue	Type of Securities	No. of Securities	Issue or Exercise Price per Security	Reason for Issue
Dec 24, 2019	Stock Options	50,000	$0.84	Exercise of Stock Options
Dec 23, 2019	Stock Options	50,000	$2.07	Exercise of Stock Options
Dec 23, 2019	Stock Options	100,000	$1.73	Exercise of Stock Options
Dec 17, 2019	Stock Options	1,974,900	$2.61	Grant of Stock Options
Dec 17, 2019	RSUs	235,000	$2.61	Grant of RSUs
Dec 17, 2019	RSUs	78,331	$2.59	Vesting of RSUs
Dec 17, 2019	DSUs	280,000	2.61	Grant of DSUs
Dec 16, 2019	Stock Options	75,000	$0.60	Exercise of Stock Options
Dec 13, 2019	Stock Options	15,000	$0.60	Exercise of Stock Options
Dec 12, 2019	Stock Options	50,000	$0.60	Exercise of Stock Options
Dec 4, 2019	Stock Options	3,000	$2.07	Exercise of Stock Options
Oct 17, 2019	Stock Options	15,000	$0.60	Exercise of Stock Options
Oct 17, 2019	Stock Options	35,000	$0.84	Exercise of Stock Options

Notes:

(1)	Issued 2,000,000 warrants to Wheaton as consideration for entering into the Amended and Restated SPA.

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TRADING PRICE AND VOLUME

The common shares of Alexco are listed and posted for trading on both the TSX and the NYSE American under the symbol "AXU". The following tables set forth the market price range and trading volumes of Alexco's common shares on each of the TSX and NYSE American for the 12-month period prior to the date of this Prospectus:

	TSX			NYSE American
Period	High (Cdn$)	Low (Cdn$)	Volume	High (US$)	Low (US$)	Volume
2020
October 1 – 15	3.8	3.24	2,797,622	2.91	2.45	11,827,923
September	4.11	3.39	6,538,363	3.15	2.52	27,246,592
August	4.57	3.35	12,887,153	3.5	2.54	48,724,075
July	4.65	2.89	17,005,831	3.46	2.135	67,607,591
June	3.4	2.56	10,358,386	2.52	1.87	36,639,309
May	3.37	2.16	10,191,663	2.43	1.525	32,325,441
April	2.49	1.60	7,027,317	1.805	1.14	26,313,282
March	2.4	1.00	14,728,385	1.8	0.7241	49,440,339
February	3.05	1.68	7,690,805	2.295	1.23	29,962,816
January	3.12	2.00	13,452,009	2.40	1.68	30,163,072
2019
December	3.19	2.29	5,772,990	2.46	1.72	35,585,473
November	2.53	2.01	4,645,080	1.93	1.53	20,395,977
October	2.73	2.14	4,639,227	2.084	1.62	21,029,102
September	3.73	2.20	9,195,616	2.81	1.66	43,010,521

DIVIDEND POLICY

Alexco has not declared or paid any dividends on its common shares since the date of formation. Any decision to pay dividends on common shares in the future will be made by the board of directors on the basis of the earnings, financial requirements and other conditions existing at such time.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the share and loan capital of the Company on a consolidated basis since June 30, 2020, the date of the Company's financial statements most recently filed in accordance with NI 51-102, except for (i) the issuance of an aggregate of 1,013,000 common shares pursuant to the exercise of stock options; (ii) the issuance of 10,994,000 common shares in connection with the July 2020 Offering; (iii) the grant of 50,000 stock options; (iv) the issuance of 2,000,000 warrants to Wheaton pursuant to the Amended and Restated SPA; and (v) the vesting of 25,000 deferred share units, all as set out under "Prior Sales" above.

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DESCRIPTION OF SHARE CAPITAL

Authorized Capital

The Company's authorized capital consists of an unlimited number of common shares without par value.

Common Shares

All of the Company's common shares have equal voting rights, and none of the common shares are subject to any further call or assessment. There are no special rights or restrictions of any nature attaching to any of the common shares and they all rank pari passu each with the other as to all benefits which might accrue to the holders of the common shares. The common shares are not convertible into shares of any other class and are not redeemable or retractable. As at the date of this Prospectus, 137,059,172 common shares were issued and outstanding.

Options

As of the date of this Prospectus, there were options outstanding to purchase 8,793,900 common shares of the Company at exercise prices ranging from $0.84 to $3.86 with expiry dates ranging from February 12, 2021 to September 8, 2025.

Warrants

As of the date of this Prospectus, there were warrants outstanding to purchase 2,000,000 common shares of the Company at exercise price of $3.50 with an expiry date of August 5, 2025.

Restricted Share Units

As of the date of this Prospectus, there were restricted share units issued and outstanding in respect of which up to 406,673 common shares of the Company may be issued in settlement thereof.

Deferred Share Units

As of the date of this Prospectus, there were deferred share units issued and outstanding in respect of which up to 255,000 common shares of the Company may be issued in settlement thereof.

DESCRIPTION OF SECURITIES OFFERED UNDER THIS PROSPECTUS

The Company may offer common shares, warrants, subscription receipts or units with a total value of up to Cdn$50,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the securities the Company may offer. Each time the Company offers securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	original issue discount, if any;

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•	rates and times of payment of dividends, if any;

•	redemption, conversion or exchange terms, if any;

•	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States and Canadian federal income tax considerations.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference. However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

Description of Common Shares

The Company may offer common shares, which the Company may issue independently or together with warrants or subscription receipts, and the common shares may be separate from or attached to such securities. All of the Company's common shares have equal voting rights, and none of the common shares are subject to any further call or assessment. There are no special rights or restrictions of any nature attaching to any of the common shares and they all rank pari passu each with the other as to all benefits which might accrue to the holders of the common shares. The common shares are not convertible into shares of any other class and are not redeemable or retractable.

Description of Warrants

Warrants may be offered separately or together with other securities, as the case may be. Each series of warrants will be issued under a separate warrant indenture to be entered into between the Company and one or more banks or trust companies acting as warrant agent. The applicable Prospectus Supplement will include details of the terms and conditions of the warrants being offered. The warrant agent will act solely as the Company's agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered under this Prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable Prospectus Supplement. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

The particular terms of each issue of warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of warrants;

•	the price at which the warrants will be offered;

•	the currency or currencies in which the warrants will be offered;

•	the designation and terms of the common shares purchasable upon exercise of the warrants;

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•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each warrant;

•	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

•	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

•	whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material United States and Canadian tax consequences of owning the warrants; and

•	any other material terms or conditions of the warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of common shares issuable upon exercise of the warrants.

The Company reserves the right to set forth in a Prospectus Supplement specific terms of the warrants that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the warrants described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such warrants.

Description of Subscription Receipts

The Company may issue subscription receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, common shares, warrants or a combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an escrow agent (the "Escrow Agent"), which will establish the terms and conditions of the subscription receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of subscription receipts the Company is offering before the issuance of such subscription receipts. In Canada, the Company will file on SEDAR a copy of any Subscription Receipt Agreement after the Company has entered into it.

The following description sets forth certain general terms and provisions of subscription receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Company urges you to read the applicable Prospectus Supplement related to the particular subscription receipts that the Company sells under this Prospectus, as well as the complete Subscription Receipt Agreement.

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The Prospectus Supplement and the Subscription Receipt Agreement for any subscription receipts the Company offers will describe the specific terms of the subscription receipts and may include, but are not limited to, any of the following:

•	the designation and aggregate number of subscription receipts offered;

•	the price at which the subscription receipts will be offered;

•	the currency or currencies in which the subscription receipts will be offered;

•	the designation, number and terms of the common shares, warrants or combination thereof to be received by holders of subscription receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

•	the conditions (the "Release Conditions") that must be met in order for holders of subscription receipts to receive for no additional consideration common shares, warrants or a combination thereof;

•	the procedures for the issuance and delivery of common shares, warrants or a combination thereof to holders of subscription receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of subscription receipts upon delivery of the common shares, warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on common shares by the Company to holders of record during the period from the date of issuance of the subscription receipts to the date of issuance of any common shares pursuant to the terms of the Subscription Receipt Agreement);

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold common shares, warrants or a combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•	if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the subscription receipts;

•	procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price for their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event this Prospectus, the Prospectus Supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the subscription receipts in the open market by private agreement or otherwise;

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•	whether the Company will issue the subscription receipts as global securities and, if so, the identity of the depositary for the global securities;

•	whether the Company will issue the subscription receipts as bearer securities, registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the subscription receipts;

•	the identity of the Escrow Agent;

•	whether the subscription receipts will be listed on any exchange;

•	material United States and Canadian federal tax consequences of owning the subscription receipts; and

•	any other terms of the subscription receipts.

The holders of subscription receipts will not be shareholders of the Company. Holders of subscription receipts are entitled only to receive common shares, warrants or a combination thereof on exchange of their subscription receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

The Company reserves the right to set forth in a Prospectus Supplement specific terms of the subscription receipts that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the subscription receipts described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such subscription receipts.

Description of Units

The Company may issue units comprised of one or more of the other securities described in this Prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date. If applicable, the Company will file with the SEC as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any unit agreement describing the terms and conditions of such units that Alexco is offering before the issuance of such units.

The particular terms and provisions of units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such units.

•	The particular terms of each issue of units will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of units offered;

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•	the price at which the units will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the units are denominated;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the number of securities that may be purchased upon exercise of each unit and the price at which and currency or currency unit in which that amount of securities may be purchased upon exercise of each unit;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other material terms, conditions and rights (or limitations on such rights) of the units.

The Company reserves the right to set forth in a Prospectus Supplement specific terms of the units that are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the units described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such units.

DENOMINATIONS, REGISTRATION AND TRANSFER

The securities will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement (unless otherwise provided with respect to a particular series of debt securities pursuant to the provisions of the applicable indenture, as supplemented by a supplemental indenture). Other than in the case of book-entry only securities, securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the securities, but we may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of securities, we may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry only securities, a global certificate or certificates representing the securities will be held by a designated depository for its participants. The securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the securities. The interests of such holders of securities will be represented by entries in the records maintained by the participants. Holders of securities issued in book-entry only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the securities are purchased in accordance with the practices and procedures of that participant.

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PLAN OF DISTRIBUTION

Alexco may sell the securities to or through underwriters or dealers, and also may sell securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the securities and the proceeds to the Company from the sale of the securities. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the securities offered thereby.

The securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions deemed to be "at the market distributions" as defined in Canadian National Instrument 44-102 – Shelf Distributions, including sales made directly on the TSX, the NYSE American or other existing markets for the securities. Additionally, this Prospectus and any Prospectus Supplement may also cover the initial resale of the securities purchased pursuant thereto. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

In connection with any offering of securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in a Prospectus Supplement, there is no market through which the Company's warrants may be sold and you may not be able to resell any such securities purchased under this Prospectus or any Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the securities (excluding any common shares) will not be listed on any securities exchange. This may affect the pricing of such securities on the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See "Risk Factors".

In connection with the sale of securities, underwriters, dealers and agents may receive compensation from the Company or from purchasers of the securities from whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid out of the Company's general funds. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters and any discounts or commissions received by them from the Company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

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CERTAIN INCOME TAX CONSIDERATIONS

Owning any of the Company's securities may subject you to tax consequences both in the United States and Canada.

Although the applicable Prospectus Supplement may describe certain Canadian and United States federal income tax consequences of the acquisition, ownership and disposition of any securities offered under this Prospectus by an initial investor, the Prospectus Supplement may not describe these tax consequences fully. You should consult your own tax advisor with respect to your particular circumstances.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The Company's auditors are PricewaterhouseCoopers LLP, Chartered Professional Accountants ("PwC"), of Suite 1400, 250 Howe Street, Vancouver, British Columbia, V6C 3R8. PwC, as auditors of the Company, report that they are independent with respect to the Company within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and within the meaning of independence under the standards of the PCAOB and SEC.

The registrar and transfer agent for the Company's common shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia and Toronto, Ontario.

EXPERTS

Names of Experts

The following persons prepared or certified a report, valuation, statement or opinion described or included in this Prospectus or a document incorporated by reference herein:

•	Adrian Churcher, P. Eng., Zach Allwright, P. Eng., and Paul Hughes, Ph.D., P. Eng. of Mining Plus Canada, Gilles Arseneau, Ph.D., P.Geo and Cliff Revering, P.Eng of SRK Consulting (Canada) Inc..David Farrow, Pr.Sci.Nat, P.Geo of Geostrat Consulting Inc. and Hassan Ghaffari, P. Eng. and Ting Lu, M. Sc., P. Eng. of Tetra Tech Canada Inc. prepared the PFS described under "Summary Description of Business – Mining Business"

•	Alan McOnie, FAusIMM, Vice President, Exploration of Alexco, and Neil Chambers, P.Eng., Chief Mine Engineer of Alexco, are responsible for certain information of a scientific or technical nature relating to Alexco's properties in this Prospectus or in a document incorporated by reference herein

Interests of Experts

Based on information provided by the experts named above, other than with respect to Alan McOnie and Neil Chambers as described below, none of the experts named under "Names of Experts", when or after they prepared the statement, report or valuation, has received any registered or beneficial interests, direct or indirect, in any securities or other property of Alexco or of one of the Alexco's associates or affiliates (based on information provided to Alexco by the experts) or is or is expected to be elected, appointed or employed as a director, officer or employee of Alexco or of any associate or affiliate of Alexco.

Alan McOnie is currently an executive officer and Neil Chambers is currently an employee of Alexco, as described above. Alan McOnie has been granted stock options and restricted share units and Neil Chambers has been granted stock options of Alexco through the course of their respective employments; however, the individual interests held by each of them throughout their respective employment terms at all times represented less than one percent of the issued and outstanding common shares of Alexco.

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enforcement of judgments against foreign persons OR COMPANIES

Each of Clynton R. Nauman, the CEO and a director of the Company, and Bradley Thrall, the President of the Company, resides outside of Canada and has appointed Alexco Resource Corp., Suite 1225, Two Bentall Centre, 555 Burrard Street, Vancouver, British Columbia, V7X 1M9 as agent for services of process in Canada.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, or resides outside of Canada, even if the party has appointed an agent for service of process.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: (i) the documents referred to under the heading "Documents Incorporated by Reference"; (ii) consent of the Company's auditors, PwC; (iii) consents of Adrian Churcher, Zach Allwright, Paul Hughes, Hassan Ghaffari, Ting Lu, Gilles Arseneau, David Farrow, Cliff Revering, Alan McOnie and Neil Chambers; and (iv) powers of attorney from the Company's directors and officers (included on the signature pages of the registration statement).

ADDITIONAL INFORMATION

Alexco has filed with the SEC a registration statement on Form F-10 relating to the securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells securities under the registration statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add to, update or change information contained in this Prospectus.

Alexco is subject to the information requirements of the U.S. Exchange Act, and applicable Canadian securities legislation, and in accordance therewith files and furnishes annual and quarterly financial information and material change reports, business acquisition reports and other material with the securities commission or similar regulatory authority in each of the provinces of Canada and with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer within the meanings of rules made under the U.S. Exchange Act, Alexco is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and shortswing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, Alexco is not required to publish financial statements as promptly as U.S. companies.

The Company's reports and other information filed or furnished with or to the SEC are available from the SEC's Electronic Document Gathering and Retrieval System, or EDGAR, at www.sec.gov, as well as from commercial document retrieval services. The Company's Canadian filings are available on the System for Electronic Document Analysis and Retrieval, or SEDAR, at www.sedar.com. Unless specifically incorporated by reference herein, documents filed or furnished by the Company on SEDAR or EDGAR are neither incorporated in nor a part of this Prospectus.

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ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation existing under the Business Corporations Act (British Columbia). Most of the Company's directors and officers, and most of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of the Company's assets, are located outside the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon the Company or its directors, officers and experts who are not residents of the United States or to enforce judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.

The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company has appointed DL Services Inc. as its agent for service of process in the United States in connection suit or proceeding brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the securities under this Prospectus and any Prospectus Supplement.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification.

The Company is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, we may, subject to Section 163 of the Act:

(1)	indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

(2)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened , pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

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Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the Act, we must indemnify our company’s directors and officers, and former directors, officers and alternate directors and their respective heirs and personal and other legal representatives to the greatest extent permitted by the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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EXHIBITS

See the Exhibit Index hereto which is incorporated herein by reference.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

Alexco Resource Corp. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement, Alexco Resource Corp. has filed with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

(b)	Any change to the name or address of the agent for service of Alexco Resource Corp. shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Alexco Resource Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on October 16, 2020.

ALEXCO RESOURCE CORP.

By:	/s/ Clynton R. Nauman
	Name:	Clynton R. Nauman
	Title:	Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clynton R. Nauman and Michael Clark, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign a registration statement on Form F-10 for purposes of registering equity securities of Alexco Resource Corp. and any amendments thereto (including any post-effective amendments thereto), and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing as fully to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on October 16, 2020:

Signature	Title

/s/ Clynton R. Nauman	Chief Executive Officer and Chairman
Clynton R. Nauman	(Principal Executive Officer)

/s/ Michael Clark	Chief Financial Officer
Michael Clark	(Principal Financial and Accounting Officer)

/s/ Rick Van Nieuwenhuyse	Director
Rick Van Nieuwenhuyse

III-2

Signature	Title

/s/ Terry Krepiakevich	Director
Terry Krepiakevich

/s/ Richard N. Zimmer	Director
Richard N. Zimmer

/s/ Elaine Sanders	Director
Elaine Sanders

/s/ Karen McMaster	Director
Karen McMaster

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in his capacity as the duly authorized representative of Alexco Resource Corp. in the United States, on October 16, 2020.

/s/ Clynton R. Nauman
Clynton R. Nauman
Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

4.1*	Annual Information Form dated March 11, 2020 for the year ended December 31, 2019, incorporated by reference to Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 11, 2020.

4.2*	Audited consolidated financial statements of the Registrant for the years ended December 31, 2019 and 2018, together with the notes thereto and the auditors’ report thereon and related management’s discussion and analysis, incorporated by reference to Exhibits 99.2 and 99.3 to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 11, 2020.

4.3*	Unaudited interim condensed consolidated financial statements of the Registrant for the three and six months ended June 30, 2020 and 2019, together with the notes thereto and related management’s discussion and analysis, incorporated by reference to Exhibits 99.1 and 99.2 to the Registrant’s Report on Form 6-K furnished with the Commission on August 12, 2020.

4.4*	Management information circular dated as of April 23, 2020, prepared in connection with the Registrant’s annual general meeting of shareholders to be held on June 4, 2020, incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K furnished with the Commission on April 27, 2020.

4.5	Material change report dated June 26, 2020 in respect of (i) the Registrant receiving a draft amended and renewed water use license for the Keno Hill Silver District from the Yukon Water Board, (ii) the Registrant entering into a non-binding term sheet with Wheaton to amend the stock purchase agreement, (iii) the Registrant's public offering of 7,326,100 common shares on a bought deal basis for aggregate gross proceeds of $20,000,253, and (iv) the Registrant increasing the size of the July 2020 Offering to 9,560,000 common shares for aggregate gross proceeds of $26,098,800.

4.6	Material change report dated April 3, 2020 in respect of the over-night marketed public offering of an aggregate of 4,662,675 common shares of the Registrant, inclusive of common shares issued pursuant to the exercise in full of the underwriters' over-allotment option announced on March 24, 2020 and completed on March 27, 2020.

4.7*	Material change report dated February 24, 2020 in respect of the Company’s sale of shares of its subsidiary, Alexco Environmental Group Holdings Inc. to AEG’s executive management for a purchase price of $13.35 million, incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished with the Commission on March 24, 2020.

5.1	Consent of PricewaterhouseCoopers LLP

5.2	Consent of Adrian Churcher

5.3	Consent of Zach Allwright

5.4	Consent of Paul Hughes

5.5	Consent of Hassan Ghaffari

5.6	Consent of Ting Lu

5.7	Consent of Gilles Arseneau

5.8	Consent of David Farrow

5.9	Consent of Cliff Revering

5.10	Consent of Alan McOnie

5.11	Consent of Neil Chambers

6.1	Powers of Attorney (included on the signature page of this Registration Statement).

*            Previously filed or furnished to the Commission